Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports First Quarter 2022 Results

TYSONS, VA (May 2, 2022) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the first quarter ended March 31, 2022 and provided an operational update.

First quarter financial highlights include:

•
RevPAR was $116.42, an increase of $75.10, or 181.7%, on a pro-forma basis from the same period in 2021 and a decrease of 32.8% on a pro-forma basis from the same period in 2019;
•
Occupancy for Park’s 46 consolidated hotels open during the first quarter was 54.4%;
•
Net loss and net loss attributable to stockholders were $(56) million and $(57) million, respectively, which represent an improvement of 70.7% and 70.0%, respectively, compared to the same period in 2021;
•
Adjusted EBITDA was $82 million, an increase of 1.8%, compared to the fourth quarter of 2021;
•
Hotel Adjusted EBITDA was $89 million, an improvement on a pro-forma basis of 4.2%, compared to the fourth quarter of 2021;
•
Adjusted FFO attributable to stockholders was $18 million, an improvement of 66.6%, compared to the fourth quarter of 2021;
•
Diluted loss per share was $(0.24), an improvement of $0.57, or 70.4%, compared to the same period in 2021; and
•
Diluted Adjusted FFO per share was $0.08, an improvement of $0.56, or 116.7%, compared to the same period in 2021.

Additional highlights include:

•
Reopened the 314-room Hilton Short Hills, NJ, and expect to open our last remaining suspended hotel, the Parc 55 San Francisco - a Hilton Hotel, on May 19, 2022 based on improving demand trends in the San Francisco market;
•
Moody’s Investors Service upgraded Park’s outlook to Stable from Negative;
•
Repurchased 3.4 million shares of common stock at an average price of $17.99 per share, or $61 million;
•
Reinstated Park's quarterly cash dividend, declaring $0.01 per share to stockholders of record as of March 31, 2022;
•
Converted the Casa Marina Key West from a Waldorf Astoria Resort to a Curio in March 2022;
•
Amended the credit facility to provide, among other changes, an extension of covenant relief and the removal or reduction of certain restrictions, including certain limitations on asset sales and stock repurchases; and
•
Sold the 131-room Hampton Inn & Suites Memphis – Shady Grove in April 2022 for gross proceeds of $11.5 million or $88,000 per key.

Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer, stated, “I am extremely pleased with Park's first quarter results, which came in well ahead of expectations due to encouraging demand growth across our portfolio from both leisure and business travel. Strong leisure demand continued in Hawaii, Florida and Puerto Rico, while business and group demand in our San Francisco, New York, Boston, Washington, D.C. and Chicago markets witnessed solid gains during the second half of the quarter, which have accelerated into April. Despite some disruption from the Omicron variant during the first six weeks of the quarter, we continued to generate positive Hotel Adjusted EBITDA for the quarter and surpassed 2019 average daily rate for the portfolio for the first time since the start of the pandemic. Looking ahead, I am very encouraged by the accelerating demand trends we have been seeing month to month for the balance of the year and expect Park's diversified portfolio to benefit across all major segments. With current liquidity of over $1.5 billion, we are well positioned to seek out opportunities throughout the year to execute Park's business and growth strategies."

Selected Statistical and Financial Information

(unaudited, amounts in millions, except Pro-forma RevPAR, Pro-forma ADR and per share data)

	Three Months Ended March 31,
	2022	2021	Change ($)	Change(1)
Pro-forma RevPAR	$116.42	$41.32	$75.10	181.7%
Pro-forma Occupancy	51.9%	26.6%	N/A	25.3%	pts
Pro-forma ADR	$224.42	$155.60	$68.82	44.2%

Pro-forma Total RevPAR	$184.11	$61.04	$123.07	201.6%

Net loss	$(56)	$(191)	$135	70.7%
Net loss attributable to stockholders	$(57)	$(190)	$133	70.0%

Adjusted EBITDA	$82	$(49)	$131	267.3%
Pro-forma Hotel Adjusted EBITDA	$89	$(32)	$121	376.1%
Pro-forma Hotel Adjusted EBITDA margin	19.3%	(21.1)%	N/A	4,040 bps
Adjusted FFO attributable to stockholders	$18	$(113)	$131	115.9%

Loss per share - Diluted(1)	$(0.24)	$(0.81)	$0.57	70.4%
Adjusted FFO per share - Diluted(1)	$0.08	$(0.48)	$0.56	116.7%
Weighted average shares outstanding - Diluted	235	236	N/A	(1)

(1)	Amounts are calculated based on unrounded numbers.

Operational Update

Since originally suspending hotel operations, Park has reopened all hotels except the 1,024-room Parc 55 San Francisco – a Hilton Hotel, which is anticipated to reopen earlier than expected on May 19, 2022, based on improving demand trends in the San Francisco market.

Changes in Park's 2022 Pro-forma ADR, Occupancy and RevPAR compared to the same periods in 2021 and 2019, and 2022 Occupancy for Park’s 48 consolidated hotels owned as of March 31, 2022 were as follows:

	Change in Pro-forma ADR		Change in Pro-forma Occupancy				Change in Pro-forma RevPAR
	2022 vs. 2021	2022 vs. 2019	2022 vs. 2021		2022 vs. 2019		2022 vs. 2021	2022 vs. 2019	2022 Occupancy
Jan 2022	49.5%	(10.7)%	18.6%	pts	(31.8)%	pts	179.7%	(50.3)%	40.0%
Feb 2022	45.8	2.0	27.6		(25.0)		204.9	(30.8)	52.9
Mar 2022	40.3	6.0	30.0		(19.4)		168.2	(18.9)	62.9
Q1 2022	44.2	0.1	25.3		(25.4)		181.7	(32.8)	51.9

Preliminary Apr 2022	36.2	7.8	33.2		(14.2)		159.0	(10.4)	70.1

Changes in Park's 2022 Pro-forma ADR, Occupancy and RevPAR compared to the same periods in 2021 and 2019, and 2022 Occupancy for only the consolidated hotels owned as of March 31, 2022 and open for the entirety of each period were as follows:

	Number of Consolidated	Change in Pro-forma ADR		Change in Pro-forma Occupancy			Change in Pro-forma RevPAR
	Hotels Open	2022 vs. 2021	2022 vs. 2019	2022 vs. 2021	2022 vs. 2019		2022 vs. 2021	2022 vs. 2019	2022 Occupancy
Jan 2022	46	49.5%	(8.4)%	19.5%	(29.5)%	pts	179.7%	(46.2)%	42.0%
Feb 2022	46	45.8	3.4	29.0	(22.1)		204.9	(26.0)	55.5
Mar 2022	47	40.3	7.1	31.1	(16.7)		168.2	(14.7)	65.3
Q1 2022	46	44.3	1.8	26.5	(22.7)		181.1	(28.2)	54.4

Preliminary Apr 2022	47	36.2	8.9	34.5	(11.3)		159.0	(5.8)	72.8

For the first quarter of 2022, Park’s portfolio generated positive Hotel Adjusted EBITDA for the fourth consecutive quarter with 33 of 46 of Park’s open consolidated hotels exceeding break-even levels.

Domestic leisure transient demand continues to grow compared to 2021 as a result of the easing of domestic restrictions, despite some disruption from virus variants; however, some restrictions on international travel remain in place. The Rooms Revenue mix for the three months ended March 31, 2022, 2021, 2020 and 2019 for the 46 consolidated hotels open the entirety of the first quarter of 2022 were as follows:

	Three Months Ended March 31,
	2022	2021	2020	2019
Group	25.2%	6.9%	33.4%	34.5%
Transient	68.1	81.2	58.0	58.8
Contract	4.8	10.3	6.2	4.6
Other	1.9	1.6	2.4	2.1

Park saw an improvement in demand beginning in mid-February 2022 as COVID-19 cases declined across the country, business travel accelerated and group demand began to return to Park's urban hotels. In March 2022, group bookings for the remainder of 2022 and 2023 tripled, an increase of approximately 200,000 room nights, up from approximately 65,000 room nights in February 2022. As of the end of March 2022, group bookings for the remainder of 2022 were approximately 66% of what 2019 group bookings were as of March 2019, an improvement of 400 basis points from December 2021, with average group rate in line with 2019 levels for the same time period. Group bookings for 2023 are 73% of what 2019 group bookings were as of March 2018, with average group rates exceeding 2019 average group rates by 2.5% for the same time period.

Additionally, group lead volumes continue to increase, with March 2022 lead demand up over 30% compared to January 2022, representing approximately 90% of 2019 levels. Mid-week occupancies, excluding resort hotels, more than doubled to 54% in March of 2022 compared to the end of January 2022, signaling continued recovery of business transient demand.

Highlights for Park's consolidated hotels owned as of March 31, 2022 in each of the Company’s key markets, segmented between leisure and other markets, are as follows:

Leisure Markets

•
Hawaii: Park's Hawaii hotels continued to benefit from domestic leisure demand and experienced a return of group demand, achieving peak occupancy of 84% in March 2022, an increase of 12 percentage points from January 2022. Occupancy for the quarter was 80% and 77% for Hilton Waikoloa Village and the Hilton Hawaiian Village, respectively, an increase of 12 percentage points and 14 percentage points, respectively, from the fourth quarter of 2021. Preliminary combined occupancy for April 2022 is 87%. At the Hilton Waikoloa Village rate increased by 38% and RevPAR increased by 32% compared to the first quarter of 2019;
•
Orlando: Park’s Orlando hotels benefited in the second half of the quarter from spring break travel and approached seasonal peak occupancy, with combined occupancy of 70% in March 2022, an increase of 25 percentage points from January 2022, and combined occupancy of 59% for the quarter, an increase of 2 percentage points from the fourth quarter of 2021. Preliminary combined occupancy for April 2022 is 77%. Combined rate increased 21% compared to the first quarter of 2019;
•
New Orleans: The Hilton New Orleans Riverside benefited from an increase in both leisure and group demand in March 2022 during Mardi Gras, achieving peak occupancy of 75% in March 2022, an increase of 50 percentage points from January 2022, and occupancy of 54% for the quarter, an increase of 2 percentage points from the fourth quarter. Preliminary occupancy for April 2022 is 71%. Rate was 95% of the first quarter of 2019;
•
Southern California: Park’s hotels in Southern California benefited from an increase in leisure demand in the second half of the quarter, resulting in peak combined occupancy of 76% in March 2022, an increase of 23 percentage points from January 2022, and 67% for the quarter. Preliminary combined occupancy for April 2022 is 80%. Compared to the first quarter of 2019, combined rate increased by 15% on a pro-forma basis;
•
Key West: Casa Marina Key West, Curio Collection, and The Reach Key West, Curio Collection, continued to benefit from strong leisure transient demand from spring break travel achieving the hotels' highest-ever combined rate of $815, RevPAR of $715 and occupancy of 88% in March 2022, an increase of 13 percentage points from January 2022. The hotels achieved combined occupancy of 83% for the quarter, an increase of 6 percentage points from the fourth quarter of 2021. Preliminary combined occupancy for April 2022 is 76%. Compared to the first quarter of 2019, combined rate increased by 62% and combined RevPAR increased by 49%; and
•
Miami: Park’s Miami hotels benefited from strong domestic leisure transient demand and an increase in group demand, achieving peak combined occupancy of 88% in March 2022, an increase of 15 percentage points from January 2022, and 82% for the quarter, an increase of 4 percentage points from the fourth quarter of 2021. Preliminary combined occupancy for April 2022 is 91%. Compared to the first quarter of 2019, combined rate increased by 14% and combined RevPAR increased by 3%, both on a pro-forma basis.

Other Markets

•
San Francisco: Three of Park's four hotels in the San Francisco market are open and achieved a combined occupancy for its open hotels of 42% in March 2022, an increase of 16 percentage points from January 2022, and 35% for the quarter, with preliminary combined occupancy for its open hotels in April 2022 of 64%. The JW Marriott San Francisco Union Square and the Hyatt Centric Fisherman's Wharf achieved peak occupancy of 75% and 81% in March 2022, respectively, an increase of 34 percentage points and 31 percentage points from January 2022, respectively. The JW Marriott San Francisco Union Square and Hyatt Centric Fisherman's Wharf achieved occupancy of 56% and 64% for the quarter, respectively;
•
Boston: Park’s Boston hotels benefited from strong leisure demand coupled with demand from airline crews in March 2022, achieving peak combined occupancy of 69% in March 2022, an increase of 23 percentage points from January 2022, and 57% for the quarter. Preliminary combined occupancy for April 2022 is 75%;
•
New York: The New York Hilton Midtown experienced a decrease in demand in the first half of the quarter, but benefited from the return of domestic leisure demand in the second half of the quarter and achieved peak occupancy of 54% in March 2022, an increase of 40 percentage points from January 2022, with rate 3% higher as compared to March 2019. Occupancy was 34% for the quarter, and preliminary occupancy for April 2022 is 69%;
•
Chicago: Park's Chicago hotels experienced a decrease in demand in the first half of the quarter, but achieved combined peak occupancy of 44% for March 2022, an increase of 26 percentage points from January 2022, and 29% for the quarter, with preliminary combined occupancy for April 2022 of 56%. Compared to the first quarter of 2019, combined rate increased by 9% on a pro-forma basis. In particular, the Hilton Chicago Downtown saw rates 18% higher than the first quarter of 2019, mostly due to strong group and leisure demand;
•
Denver: The Hilton Denver experienced a decrease in demand during the first half of the quarter, but saw a return of both group and transient demand in the second half of the quarter and achieved peak occupancy of 66% in March 2022, an increase of 28 percentage points from January 2022, and 56% for the quarter. Preliminary occupancy for April 2022 is 69%;
•
Washington, D.C.: Park’s hotels in the Washington, D.C. market benefited primarily from leisure demand in the second half of the quarter, with combined occupancy at a peak of 59% for March 2022, an increase of 26 percentage points from January 2022, and 46% for the quarter. Preliminary combined occupancy for April 2022 is 77%; and
•
Seattle: Park’s Seattle hotels benefited from demand from airline crews with combined occupancy at a peak of 67% in March 2022, an increase of 15 percentage points from January 2022, and 58% for the quarter, an increase of 4 percentage points from the fourth quarter of 2021. Preliminary combined occupancy for April 2022 is 73%.

Balance Sheet and Liquidity

Park’s Net Debt as of March 31, 2022 was $4.2 billion. The Company has just $78 million outstanding on its sole remaining corporate term loan. Only 1% of Park’s total outstanding debt matures in 2022, and the weighted average maturity of Park’s consolidated debt is 4.4 years. Park's current liquidity is over $1.5 billion, including $901 million of available capacity under the Company's Revolver.

Park had the following debt outstanding as of March 31, 2022:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of March 31, 2022
Fixed Rate Debt
Mortgage loan	Hilton Denver City Center	4.90%	September 2022(1)	$58
Mortgage loan	Hilton Checkers Los Angeles	4.11%	March 2023	26
Mortgage loan	W Chicago - City Center	4.25%	August 2023	75
Mortgage loan	Hilton San Francisco Union Square, Parc 55 San Francisco - a Hilton Hotel	4.11%	November 2023	725
Mortgage loan	Hyatt Regency Boston	4.25%	July 2026	134
Mortgage loan	DoubleTree Hotel Spokane City Center	3.62%	July 2026	14
Mortgage loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	164
2025 Senior Secured Notes		7.50%	June 2025	650
2028 Senior Secured Notes		5.88%	October 2028	725
2029 Senior Secured Notes		4.88%	May 2029	750
Total Fixed Rate Debt		5.03%(2)		4,596

Variable Rate Debt
Mortgage loan	DoubleTree Hotel Ontario Airport	L + 3.00%(3)	May 2022(3)	30
Revolving credit facility(4)	Unsecured	L + 3.00%	December 2023	—
2019 Term Facility(4)(5)	Unsecured	L + 2.65%	August 2024	78
Total Variable Rate Debt		3.32%(2)		108

Add: unamortized premium				4
Less: unamortized deferred financing costs and discount				(37)
Total Debt(6)		5.02%(2)		$4,671

(1)	The loan matures in August 2042 but is callable by the lender with six months of notice. As of March 31, 2022, Park had not received notice from the lender.
(2)	Calculated on a weighted average basis.
(3)	In April 2022, Park's joint venture refinanced the mortgage loan secured by the DoubleTree Hotel Ontario Airport, which extended the maturity date to May 2027 with a fixed interest rate of 5.37%.
(4)	In May 2020, Park amended its credit and term loan facilities to add a LIBOR floor of 25 basis points. As of March 31, 2022, Park had $901 million of available capacity under the Revolver.
(5)	The outstanding balance of the 2019 Term Facility was hedged by an interest rate swap with a fixed interest rate of 1.86% per annum, which matured in April 2022.

(6)	Excludes $225 million of Park’s share of debt of its unconsolidated joint ventures.

Capital Investments

During 2021, Park resumed investing in certain capital projects to enhance the value of its hotels as it saw further signs of a broader based recovery and spent $54 million on capital investments. During the first quarter of 2022, Park spent $21 million on capital improvements at its hotels. Park expects to invest approximately $175 million to $200 million in capital improvements during 2022. Key projects are summarized below:

Recently Completed Projects

•
Hilton San Francisco Union Square (Meeting Space & Guestroom): $8 million ballroom and boardroom renovation which was completed in the fourth quarter of 2021.

Ongoing Projects

•
Hilton Hawaiian Village Waikiki Beach Resort (Guestroom): $25 million was spent on the first phase of guest room renovations in the 1,020 room Tapa Tower, which began in the third quarter of 2019 and was completed in the fourth quarter of 2021, after being put on hold in 2020. Phase two of guest room renovations in the Tapa Tower is expected to be completed by the end of 2022 and is budgeted for approximately $30 million;
•
Waldorf Astoria Orlando and Signia by Hilton Orlando Bonnet Creek Complex (Meeting Space): $110 million expansion to add more than 100,000 square feet of meeting and event space, of which $8 million was spent during the first quarter of 2022 and bringing the total invested to date to $35 million since the project began in the fourth quarter of 2019, before being put on hold in 2020. Park expects the expansion for the Waldorf Astoria Orlando to be completed by the fourth quarter of 2022 and the Signia by Hilton Orlando Bonnet Creek to be completed by the first quarter of 2024;
•
Signia by Hilton Orlando Bonnet Creek (Existing Meeting Space & Lobby): $20 million for existing meeting space and lobby renovation, of which $8 million has already been spent. Park expects the project to be completed by the fourth quarter of 2022; and
•
Waldorf Astoria Orlando (Guestroom, Existing Meeting Space & Lobby): $34 million guestroom, existing meeting space, lobby and other public space renovations which are expected to begin in the second quarter of 2022 and to be completed by the third quarter of 2023.

Dividends and Share Repurchases

Park declared a first quarter 2022 cash dividend of $0.01 per share to stockholders of record as of March 31, 2022. The first quarter 2022 cash dividend was paid on April 15, 2022.

During the first quarter, Park repurchased 3.4 million shares of its common stock at an average price of $17.99 per share, or $61 million in the aggregate, through its previously disclosed $300 million stock repurchase program, which was approved by our Board of Directors in February 2022.

2022 Outlook

Based on recent trends, which are signaling continued recovery, Park's outlook for Q2 2022 is as follows:

(unaudited, dollars in millions, except per share amounts and RevPAR)
	Q2 2022 Outlook
	as of May 2, 2022
Metric	Low	High

RevPAR	$160	$164
RevPAR Growth vs. 2019	(16)%	(14)%
RevPAR Growth vs. 2021	104%	109%

Net income	$16	$36
Net income attributable to stockholders	$13	$33
Earnings per share - Diluted(1)	$0.05	$0.14

Adjusted EBITDA	$160	$180
Hotel Adjusted EBITDA margin change vs. 2019	(390) bps	(240) bps
Hotel Adjusted EBITDA margin change vs. 2021	1,320 bps	1,470 bps
Adjusted FFO per share - Diluted(1)	$0.40	$0.49

(1)	Per share amounts are calculated based on unrounded numbers.

Q2 2022 outlook is based in part on the following assumptions:

•
Fully diluted weighted average shares are expected to be 233 million; and
•
Does not take into account potential future acquisitions and dispositions, including those currently under contract, which could result in a material change to Park’s outlook.

Park's Q2 2022 outlook is based on many factors, many of which are outside the Company's control, including uncertainty surrounding any new disruptions from the COVID-19 pandemic, and all of which are subject to change. The Company continues to be unable to provide a full-year outlook for 2022 given the continued economic uncertainty as the global economy continues to recover from the COVID-19 pandemic; however, if the positive demand trends continue over the next few months, the Company anticipates being able to provide a full-year outlook in its second quarter earnings release.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss first quarter 2022 results on May 2, 2022 beginning at 11 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ First Quarter 2022 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including expected dates that its hotels will reopen, break even or achieve positive Hotel Adjusted EBITDA, the impact to the Company's business and financial condition and that of its hotel management companies, measures being taken in response to COVID-19, the impact from macroeconomic factors (including inflation and geopolitical conflicts), the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration and payment of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events. Currently, one of the most significant factors continues to be the adverse effect of COVID-19, including actions taken to contain the pandemic or mitigate its effects, the emergences of virus variants and resurgences, on the Company’s financial condition, results of operations, cash flows and performance, its hotel management companies and its hotels’ tenants, and the global economy and financial markets. Investors are cautioned to interpret many of the risks identified in the risk factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 as being heightened as a result of the ongoing and numerous adverse effects of COVID-19.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin and Net debt. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

About Park

Park is the second largest publicly traded lodging REIT with a diverse portfolio of market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 53 premium-branded hotels and resorts with approximately 32,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share data)

	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Property and equipment, net	$8,465	$8,511
Investments in affiliates	16	15
Intangibles, net	44	44
Cash and cash equivalents	639	688
Restricted cash	78	75
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	106	96
Prepaid expenses	58	35
Other assets	65	69
Operating lease right-of-use assets	232	210
TOTAL ASSETS (variable interest entities - $240 and $237)	$9,703	$9,743
LIABILITIES AND EQUITY
Liabilities
Debt	$4,671	$4,672
Accounts payable and accrued expenses	200	156
Due to hotel managers	113	111
Other liabilities	184	174
Operating lease liabilities	250	227
Total liabilities (variable interest entities - $219 and $219)	5,418	5,340

Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 233,835,899 shares issued and 233,324,391 shares outstanding as of March 31, 2022 and 236,888,804 shares issued and 236,483,990 shares outstanding as of December 31, 2021	2	2
Additional paid-in capital	4,473	4,533
Accumulated deficit	(142)	(83)
Total stockholders' equity	4,333	4,452
Noncontrolling interests	(48)	(49)
Total equity	4,285	4,403
TOTAL LIABILITIES AND EQUITY	$9,703	$9,743

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenues
Rooms	$292	$106
Food and beverage	110	22
Ancillary hotel	61	29
Other	16	8
Total revenues	479	165

Operating expenses
Rooms	85	35
Food and beverage	87	21
Other departmental and support	133	78
Other property-level	50	48
Management fees	22	7
Depreciation and amortization	69	74
Corporate general and administrative	16	18
Other	16	7
Total expenses	478	288

Operating income (loss)	1	(123)

Interest expense	(62)	(63)
Equity in losses from investments in affiliates	—	(4)
Other gain, net	5	—

Loss before income taxes	(56)	(190)
Income tax expense	—	(1)
Net loss	(56)	(191)
Net (income) loss attributable to noncontrolling interests	(1)	1
Net loss attributable to stockholders	$(57)	$(190)

Loss per share:
Loss per share – Basic	$(0.24)	$(0.81)
Loss per share – Diluted	$(0.24)	$(0.81)

Weighted average shares outstanding – Basic	235	235
Weighted average shares outstanding – Diluted	235	236

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended March 31,
	2022	2021
Net loss	$(56)	$(191)
Depreciation and amortization expense	69	74
Interest expense	62	63
Income tax expense	—	1
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	1	1
EBITDA	76	(52)
Share-based compensation expense	4	6
Other items	2	(3)
Adjusted EBITDA	$82	$(49)

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

PRO-FORMA HOTEL ADJUSTED EBITDA AND

PRO-FORMA HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)	Three Months Ended
	March 31,
	2022	2021
Adjusted EBITDA	$82	$(49)
Less: Adjusted EBITDA from investments in affiliates	(5)	2
Add: All other(1)	12	11
Hotel Adjusted EBITDA	89	(36)
Less: Adjusted EBITDA from hotels disposed of	—	4
Pro-forma Hotel Adjusted EBITDA	$89	$(32)

	Three Months Ended
	March 31,
	2022	2021
Total Revenues	$479	$165
Less: Other revenue	(16)	(8)
Less: Revenues from hotels disposed of	—	(4)
Pro-forma Hotel Revenues	$463	$153

	Three Months Ended
	March 31,
	2022	2021	Change(2)
Pro-forma Hotel Revenues	$463	$153	201.6%
Pro-forma Hotel Adjusted EBITDA	$89	$(32)	376.1%
Pro-forma Hotel Adjusted EBITDA margin(2)	19.3%	(21.1)%	4,040 bps
__________________________________

(1) Includes other revenues and other expenses, non-income taxes on TRS leases included in other property-level expenses and corporate general and administrative expenses in the condensed consolidated statements of operations.

(2) Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO AND ADJUSTED FFO

(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2022	2021
Net loss attributable to stockholders	$(57)	$(190)
Depreciation and amortization expense	69	74
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)
Equity investment adjustments:
Equity in losses from investments in affiliates	—	4
Pro rata FFO of investments in affiliates	2	(2)
Nareit FFO attributable to stockholders	13	(115)
Share-based compensation expense	4	6
Other items	1	(4)
Adjusted FFO attributable to stockholders	$18	$(113)
Nareit FFO per share – Diluted(1)	$0.05	$(0.49)
Adjusted FFO per share – Diluted(1)	$0.08	$(0.48)
Weighted average shares outstanding – Diluted	235	236

(1)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NET DEBT

(unaudited, in millions)
March 31, 2022
Debt	$4,671
Add: unamortized deferred financing costs and discount	37
Less: unamortized premium	(4)
Debt, excluding unamortized deferred financing cost, premiums and discounts	4,704
Add: Park's share of unconsolidated affiliates debt, excluding unamortized deferred financing costs	225
Less: cash and cash equivalents	(639)
Less: restricted cash	(78)
Net debt	$4,212

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

Q2 2022 OUTLOOK – EBITDA AND ADJUSTED EBITDA

	Three Months Ended
(unaudited, in millions)	June 30, 2022
	Low Case	High Case
Net income	$16	$36
Depreciation and amortization expense	69	69
Interest expense	61	61
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	3	3
EBITDA	149	169
Share-based compensation expense	4	4
Other items	7	7
Adjusted EBITDA	$160	$180

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

Q2 2022 OUTLOOK –NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND

ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

	Three Months Ended
(unaudited, in millions except per share data)	June 30, 2022
	Low Case	High Case
Net income attributable to stockholders	$13	$33
Depreciation and amortization expense	69	69
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)
Equity investment adjustments:
Equity in earnings from investments in affiliates	(4)	(4)
Pro rata FFO of equity investments	5	5
Nareit FFO attributable to stockholders	82	102
Share-based compensation expense	4	4
Other items	7	7
Adjusted FFO attributable to stockholders	$93	$113
Adjusted FFO per share - Diluted(1)	$0.40	$0.49
Weighted average diluted shares outstanding	233.0	233.0

(1)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

DEFINITIONS

Pro-forma

The Company presents certain data for its consolidated hotels on a pro-forma hotel basis as supplemental information for investors: Pro-forma Hotel Revenues, Pro-forma RevPAR, Pro-forma Total RevPAR, Pro-forma Occupancy, Pro-forma ADR, Pro-forma Hotel Adjusted EBITDA and Pro-forma Hotel Adjusted EBITDA Margin. The Company presents pro-forma hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s pro-forma metrics exclude results from property dispositions that have occurred through March 31, 2022 and include results from property acquisitions as though such acquisitions occurred on the earliest period presented.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin

Earnings (loss) before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings (losses) from investments in affiliates.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude:

•
Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•
Costs associated with hotel acquisitions or dispositions expensed during the period;
•
Severance expense;
•
Share-based compensation expense;
•
Impairment losses and casualty gains or losses; and
•
Other items that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, which excludes hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA and Hotel Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations.

Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders Nareit FFO per share - diluted and Adjusted FFO per share - diluted

Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.

The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:

•
Costs associated with hotel acquisitions or dispositions expensed during the period;
•
Severance expense;
•
Share-based compensation expense;
•
Other items that management believes are not representative of the Company’s current or future operating performance.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.

The Company believes Net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of Park’s hotels as a result of COVID-19. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR (or rate) represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of Park’s hotels as a result of COVID-19. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.

Total RevPAR

Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of Park’s hotels as a result of COVID-19. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods.